UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2025

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management.

Item 5.02         Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

In support of Marten Transport, Ltd.’s (the “Company’s”) cost reduction initiatives to mitigate the considerable duration and depth of the freight market recession’s impact on the Company’s operations with its oversupply, weak demand and inflationary operating costs, the Company’s Compensation Committee approved management’s recommendation to temporarily reduce named executive officer base salaries effective September 9, 2024. The base salaries of Randolph L. Marten, Timothy M. Kohl, James J. Hinnendael and Douglas P. Petit were each reduced by 7.5%, while the base salaries of Adam D. Phillips and Randall J. Baier were each reduced by 5.0%.

On May 6, 2025, the Company’s Compensation Committee approved the reinstatement of the base salaries for each of the Company’s named executive officers listed below and an increase of the base salary of James Hinnendael from $412,000 to $450,000, retroactive to April 7, 2025. Effective April 7, 2025, the named executive officers will receive the following annual base salaries in the listed positions:

Name and Position as of May 6, 2025	Former Temporary Base Salary	Base Salary Effective April 7, 2025

Randolph L. Marten	$756,650	$818,000
(Executive Chairman)
Timothy M. Kohl	$694,675	$751,000
(Chief Executive Officer)
James J. Hinnendael	$381,100	$450,000
(Executive Vice President and Chief Financial Officer)
Douglas P. Petit	$370,925	$401,000
(President)
Adam D. Phillips	$294,500	$310,000
(Executive Vice President and Chief Operating Officer)
Randall J. Baier	$285,000	$300,000
(Executive Vice President and Chief Technology Officer)

Compensatory Arrangements of Non-employee Directors

On May 6, 2025, the Company’s Compensation Committee also reviewed and approved the following fee schedule for non-employee directors effective as of May 1, 2025, which remains unchanged from the prior fee schedule:

Annual Board Retainer	$45,000
Lead Director	15,000
Audit Committee chair	15,000
Compensation Committee chair	10,000
Nominating/Corporate Governance Committee chair	10,000

Non-employee directors also receive $1,500 for attendance at each Board meeting, $750 for each committee meeting attended and reimbursement for out-of-pocket expenses related to attending meetings.

Each non-employee director will also receive a grant of 4,500 shares of common stock in connection with re-election to the Board by the stockholders, which is an increase from the prior year’s grant of 3,500 shares of common stock.

Form of Award Agreements

On May 6, 2025, our Compensation Committee also approved the form of non-statutory stock option agreement and the form of performance award agreement for the 2025 Equity Incentive Plan. The form of non-statutory stock option agreement and form of performance award agreement are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07          Submission of Matters to a Vote of Security Holders.

Marten Transport, Ltd. held its 2025 Annual Meeting of Stockholders on May 6, 2025. The final results of the stockholder vote on the business brought before the meeting are as follows:

1.    To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Our stockholders duly elected all director nominees as follows:

	For	Withheld	Broker Non-Votes
Randolph L. Marten	75,121,476	1,238,147	1,905,518
Larry B. Hagness	66,431,268	9,928,355	1,905,518
Jerry M. Bauer	71,568,662	4,790,961	1,905,518
Robert L. Demorest	70,057,410	6,302,213	1,905,518
Ronald R. Booth	75,370,965	988,658	1,905,518
Kathleen P. Iverson	76,138,603	221,020	1,905,518
Patricia L. Jones	75,280,758	1,078,865	1,905,518

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2.         To consider and hold a vote to approve the Marten Transport, Ltd. 2025 Equity Incentive Plan. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
73,147,677	3,184,644	27,302	1,905,518

3.         To consider and hold a vote on an advisory resolution to approve executive compensation. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
75,486,694	835,781	37,148	1,905,518

4.         To consider a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for the year ending December 31, 2025. Our stockholders approved this proposal as follows:

For	Against	Abstain	Broker Non-Votes
78,043,261	199,934	21,946	0

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Named Executive Officer Compensation (included herewith).
10.2	Form of Non-Statutory Stock Option Agreement for the 2025 Equity Incentive Plan (included herewith).
10.3	Form of Performance Award Agreement for the 2025 Equity Incentive Plan (included herewith).
10.4	Marten Transport, Ltd. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 99.1. of the Company’s Form S-8 Registration Statement filed on May 9, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: May 12, 2025	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer

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